SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




       Date of Report (Date of Earliest Event Reported) December 27, 2001
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                           VIKING CAPITAL GROUP, INC.
                           --------------------------
              (Exact Name of Registrant as Specified in its Charter


                                      Utah
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                 (State or Other Jurisdiction of Incorporation)


             0-22744                                     87-0442090
     -----------------------                    --------------------------
     Commission File Number                      (IRS Employer Ident. No.)


       Two Lincoln Centre, 5420 LBJ Freeway, Ste 300, Dallas, Texas 75240
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               (Address of Principal Executive Offices) (Zip Code)


                                 (972) 386-9996
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.  Acquisition or Disposition of Assets.

         Effective December 27, 2001, pursuant to a Stock Purchase Agreement dated December 27, 2001, the Registrant has increased its ownership of Beijing Fei Yun Viking Enterprises Company, Ltd. (Fei Yun Viking) from 25% to 96%. Fei Yun Viking is comprised of the major assets transferred from Beijing Fei Yun Property Development, Co., Ltd. in connection with the original 25% acquisition disclosed on August 1, 2001 and effective December 3, 2001. Among the assets included in Fei Yun Viking is a 60% ownership of a commercial/residential real estate company(Golden Horse/Sunshine Plaza), 40% ownership of a toll-way construction and operating company, 100% of the operations and distribution system of a chemical exchange company, and two notes receivable plus accrued interest. The face value of the note receivables is $11,630,604. The registrant intends to operate Golden Horse/Sunshine Plaza on an ongoing basis and may use some or all of the acquired assets/businesses for the purchase of other assets/businesses that it deems beneficial. For further financial information, refer to the information provided pursuant to Item 7., Financial Statements and Exhibits. Viking paid $18 million in callable, convertible preferred shares for the additional 71% ownership. The preferred shares, Series 2001 Callable Preferred, are callable at any time at a premium that increases by 2% each year to a maximum of a 6% premium. The preferred stock is convertible at any time to common stock at the rate of $5.00 per common share and there is no dividend or dividend accumulation. The purchase price was determined after negotiations between the parties based primarily upon the audit results obtained after August 1, 2001 and equity values established. Two of the selling shareholders are now vice presidents of the Registrant and were appointed as vice presidents after the first 25% acquisition of Fei Yun Viking. An independent third party appraisal of the gross assets involved was performed by Beijing Jinzhongwei Appraisal Co., Ltd. and the results were disclosed in a press release dated November 20, 2001 showing total assets valued at 217,803,000.

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. At the time of the filing of this Report, it is impracticable for the Registrant to provide any of the financial statements for the acquired business required by Item 7 of Form 8-K promulgated by the Commission under the Securities and Exchange Act of 1934, as amended (the "Act"). Accordingly, the Registrant will file the required financial statements, if any, as soon as practicable, but not later than March 11, 2002 as required by Item 7.

(b) Pro Forma Financial Information. At the time of the filing of this Report, it is impracticable for the Registrant to provide any of the pro forma financial information required by Item 7 of Form 8-K promulgated by the Commission under the Act. Accordingly, the Registrant will file the required financial statements as soon as practicable, but not later than March 11, 2002 as required by Item 7.


(c)    Exhibits.

2.1   Stock For Ownership Agreement Dated December 27, 2001
99.1 Press release dated January 8, 2002 - Announcing the acquisition of additional 71% of Fei Yun Viking


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Pursuant to the requirements of Securities  Exchange Act of 1934, the Registrant
has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        Viking Capital Group, Inc.


Date: January 11, 2002                  /s/ Matthew W. Fossen
                                        ----------------------------
                                        Matthew W.  Fossen
                                        President, Chief Financial Officer












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EXHIBIT INDEX

EXHIBIT 2.1   Stock For Ownership Agreement Dated December 27, 2001
EXHIBIT 99.1 Press release dated January 8, 2002 - Announcing the acquisition of additional 71% of Fei Yun Viking









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